SCHEDULE 14A
                               (RULE 14A-101)

                  INFORMATION REQUIRED IN PROXY STATEMENT

                          SCHEDULE 14A INFORMATION

        PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                   EXCHANGE ACT OF 1934 (AMENDMENT NO. )

      Filed by the Registrant [X]
      Filed by a Party other than the Registrant [ ]


      Check the appropriate box:
      [X]   Preliminary Proxy Statement    [ ]  Confidential, for Use of
                                                the Commission Only (as
                                                permitted by Rule 14a-6(e)(2))
      [ ]   Definitive Proxy Statement
      [ ]   Definitive Additional Materials
      [ ]   Soliciting Material Pursuant to Rule 14a-11(c) or Rule
            14a-12

                        JCP MASTER CREDIT CARD TRUST
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                        (Issuer of the Certificates)


                           JCP RECEIVABLES, INC.
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          (Name of Registrant as Specified In Its Charter)


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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

      [X]   No fee required.
      [ ]   Fee computed on table below per Exchange Act Rules
            14a-6(i)(1) and 0-11.
      (1)   Title of each class of securities to which transaction applies:

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      (2)   Aggregate number of securities to which transaction applies:

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      (3)   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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      (4)   Proposed maximum aggregate value of transaction:

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      (5)   Total fee paid:

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      [ ]   Fee paid previously with preliminary materials.

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      [ ]   Check box if any part of the fee is offset as provided by
Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      (1)   Amount Previously Paid:

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      (2)   Form, Schedule or Registration Statement no.:

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      (3)   Filing Party:

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      (4)   Date Filed:

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                           JCP RECEIVABLES, INC.

                          SOLICITATION STATEMENT

      Statement Soliciting Consents of Certificateholders with respect to a proposed Amendment of the Master Pooling and Servicing Agreement governing the Certificates issued by:

                        JCP Master Credit Card Trust

    9.625% Asset Backed Certificates, Series C (CUSIP No. 466115 AC6(1))

      This solicitation statement (the "Solicitation Statement") is furnished by JCP Receivables, Inc., a Delaware corporation ("JCPR"), as originator of JCP Master Credit Card Trust (the "Trust"), to holders of the 9.625% Asset Backed Certificates, Series C issued by the Trust (collectively, the "Investor Certificates") which represent undivided interests in the Trust. This Solicitation Statement is being sent in connection with the JCPR's solicitation (the "Solicitation") of consents from the holders of the Investor Certificates (the "Investor Certificateholders") as at the close of business on ________ __, 1999 (the "Record Date") to the execution and delivery of a proposed amendment (the "Amendment") to the Master Pooling and Servicing Agreement, dated as of September 5, 1988 (the "Pooling and Servicing Agreement"), as supplemented by the Series C Supplement thereto, dated as of April 9, 1990 (the "Supplement" and, together with the Pooling and Servicing Agreement, the "Agreement"), by and among JCPR, J. C. Penney Company, Inc. ("JCPenney"), as servicer (in such capacity, the "Servicer") and The Fuji Bank and Trust Company, as trustee (the "Trustee").

      The date on which this Solicitation Statement is first being sent to Investor Certificateholders is _______ __, 1999.

      Approval of the Amendment requires the consent (the "Consent") of holders of investor certificates evidencing undivided interests aggregating not less than 66-2/3% of the unpaid principal amount of the outstanding investor certificates (including the Investor Certificates) issued by the Trust which are affected by the Amendment (the "Certificateholders' Interest").
                                                      (Continued on next page)

           THIS SOLICITATION STATEMENT IS DATED ON ________ __, 1999

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(1)   This CUSIP number has been assigned by Standard & Poor's Rating
      Services, a Division of The McGraw-Hill Companies, Inc. and is included solely for the convenience of the holders of the Investor Certificates. Neither JCPR, JCPenney, nor the Trustee shall be responsible for the selection or use of this CUSIP number, nor is any representation made as to its correctness on the Investor Certificates or as indicated herein or in any of the accompanying documents.


The Amendment will be executed and delivered if Consents are obtained from the holders of the required percentage of the Certificateholders' Interest on or before the Solicitation Expiration Date (as defined below). Furthermore, the Amendment will become effective only upon receipt by the Trustee of letters from Standard & Poor's Ratings Services, a Division of The McGraw-Hill Companies, Inc. and Moody's Investors Service, Inc. (each, the "Rating Agency" and, collectively, the "Rating Agencies"), confirming that adoption of such Amendment will not result in a reduction or withdrawal of their respective ratings of the Investor Certificates. Holders of all of the investor certificates will be bound by the Amendment in the event that the Amendment is adopted.

      The term "Solicitation Expiration Date" means the earlier of (a) 5:00 p.m. New York City time on _______ __, 1999 or (b) 5:00 p.m. New York City time on the date on which Consents are obtained from the holders of the required percentage of the Certificateholders' Interest or, if extended by JCPR, such subsequent time and date specified by JCPR. JCPR reserves the right to extend the period during which Consents will be received from the holders of the investor certificates (the "Solicitation Period") at any time by giving written notice of such extension not later than the business day following any previously announced Solicitation Expiration Date. JCPR may extend the Solicitation Period any number of times.

      Only a holder of an Investor Certificate (or such holder's authorized legal representative) on the Record Date may execute a Consent, and such Consent will be binding on all subsequent transferees of such Investor Certificate. Any Investor Certificateholder who gives its Consent to the Amendment on the accompanying Consent Form may not revoke such Consent. Any Investor Certificateholder who opposes or abstains on the accompanying Consent Form may revoke such opposition or abstention and give its Consent to the Amendment (by delivering to Credit Suisse First Boston Corporation such Consent on the accompanying Consent Form) at any time prior to the Solicitation Expiration Date. If a properly executed Consent is returned with no instructions given with respect to the Amendment, the Consent will be deemed to be in favor of the Amendment.

      Investor Certificateholders will have no rights of appraisal or similar dissenters' rights in the event that the Amendment is adopted.

PURPOSE AND CONSEQUENCES OF THE AMENDMENT

General

      The proposed Amendment provides specific conditions under which JCPenney and JCPR may: (a) transfer all or a portion of JCPenney's or JCPenney Card Bank, National Association's ("JCPenney Card Bank") credit card accounts and the receivables arising under such accounts, which may include the accounts relating to the Trust, and JCPenney's and JCPR's remaining interest in the receivables arising under such accounts and all of the related servicing functions and obligations to an entity, which may be a non-affiliated entity and (b) in connection therewith, make other amendments to the Agreement that are necessary or desirable to accomplish any such transfer. Such conditions include the following, as more fully described below under "Terms of the Amendment":

      (a) the entity assuming such obligations of JCPenney and JCPR shall have entered into an agreement providing for such assumption of obligations;

      (b) all filings required to perfect the interest of the Trustee for the benefit of the investor certificateholders in the receivables arising under the accounts relating to the Trust shall have been duly made; and

      (c) the Rating Agencies rating the investor certificates of the Trust shall have confirmed in writing that the ratings of such investor certificates will not be reduced or withdrawn as a result of such amendment.

      The Amendment will not adversely affect the Investor Certificateholders in any material respect. The Amendment will conform the amendment provisions of the Investor Certificates to certain amendment provisions applicable to Series E of the Trust issued in 1998. Provisions similar in effect to the Amendment are now applicable to many other credit card asset backed securities.

      Further, prior to the adoption of the Amendment, the Rating Agencies will confirm that the Amendment will not adversely affect their respective ratings of the Investor Certificates. Following the Amendment, Investor Certificateholders will continue to hold Investor Certificates with the same material terms (including the same interest rate, scheduled distributions and maturity) and with the same ratings as those currently assigned.

Amendment Provisions of the Agreement

      The Agreement provides that the Agreement and any supplement may be amended from time to time by JCPR, JCPenney and the Trustee with the consent of the holders of investor certificates evidencing undivided interests aggregating not less than 66-2/3% of the aggregate principal amount of all series adversely affected, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or any supplement or modifying in any manner the rights of the investor certificateholders.

      However, the Agreement also provides that no such amendment may (a) reduce in any manner the amount of, or delay the timing of, distributions which are required to be made on any investor certificate without the consent of the holder thereof, (b) change the definition of or the manner of calculating the investor amount, the investor percentage or the investor default amount with respect to any series without the consent of each investor certificateholder affected thereby (unless expressly stated in the supplement under which a series is created) or (c) reduce the aforesaid percentage required to consent to any such amendment, without the consent of each investor certificateholder.

Purpose of the Amendment

      The Amendment will set forth procedures pursuant to which JCPenney and JCPR may transfer all or a portion of their interest in JCPenney's and JCPenney Card Bank's credit card portfolios and the related servicing functions and obligations to a third party selected by JCPenney and make other changes in the Agreement determined to be necessary or desirable in connection with the foregoing. The Trust's ownership interest in the receivables for the benefit of investor certificateholders will not be affected in any material respect by any such transfer permitted by the terms of the Amendment.

TERMS OF THE AMENDMENT

      The Amendment will add certain provisions, substantially in the following form, to the Agreement:

      (a) JCPenney and JCPR may transfer all or a portion of JCPenney's or JCPenney Card Bank, National Association's consumer open end credit card accounts and/or the receivables arising thereunder, which may include all of the accounts relating to the Trust (the "Accounts") and JCPenney's and JCPR's remaining interest in the receivables arising thereunder (the "Receivables") and in the Trust (collectively, the "Assigned Assets"), together with all servicing functions and other obligations under the applicable receivables purchase agreement relating to such Assigned Assets (the "Receivables Purchase Agreement") and the Agreement or relating to the transactions contemplated thereby (collectively, the "Assumed Obligations"), to another entity (the "Assuming Entity"), which may be an entity that is not affiliated with JCPenney or JCPR, and make other changes to the Agreement that are necessary or desirable to accomplish any such transfer, without the consent or approval of any of the investor certificateholders of the Trust, if the following conditions are satisfied:

            (i) the Assuming Entity, the Trustee and JCPenney or JCPR, as the case may be, shall have entered into an assumption agreement providing for the Assuming Entity to assume the Assumed Obligations;

            (ii) all filings required to perfect the interest of the Trustee for the benefit of the investor certificateholders in the Receivables arising under the Accounts shall have been duly made and copies thereof shall have been delivered to the Trustee;

            (iii) the Rating Agencies rating the investor certificates of the Trust shall have confirmed in writing that the ratings of such investor certificates will not be reduced or withdrawn;

            (iv) the Trustee shall have received an opinion of counsel with respect to clauses (i) and (ii) above; and

            (v) the Trustee shall have received an opinion of counsel to the effect that, for federal income tax purposes, (a) such action will not adversely affect the tax characterization as debt of investor certificates of any outstanding series that were characterized as debt at the time of their issuance, (b) following such action the Trust will not be deemed to be an association (or publicly traded partnership) taxable as a corporation and
                  (c) such action will not cause or constitute an event in which gain or loss would be recognized by any holder of an investor certificate or the Trust (unless, in the case of a holder of an investor certificate, such holder shall have consented to such action).

      (b) After a permitted transfer and assumption, neither JCPenney nor JCPR shall have further liability or obligation under the Receivables Purchase Agreement or the Agreement, other than those liabilities that arose prior to such transfer and assumption, and JCPenney and JCPR shall remain liable for all of their respective representations, warranties and covenants made prior to such transfer and assumption.

      By consenting to the Amendment, each Investor Certificateholder is directing the Trustee to execute and deliver the Amendment.

RATING AGENCY CONFIRMATION

      The effectiveness of the Amendment, by its terms, will be subject to the receipt by the Trustee of letters from the Rating Agencies confirming that such Amendment will not result in a reduction or withdrawal of their respective ratings of the Investor Certificates.

FEDERAL INCOME TAX CONSIDERATIONS

      Based on advice of tax counsel, JCPR believes that, under applicable Treasury Regulations, the adoption of the Amendment would not be a "significant modification" to the Investor Certificates. As a result, a holder of Investor Certificates would not recognize gain or loss as a result of the Amendment, and future tax consequences to holders would be the same as if the Amendment had not been adopted.

      However, no IRS ruling is being obtained that the adoption of the Amendment is not a "significant modification." As a result, no assurance can be given that the IRS would not disagree with this position, although such disagreement is not believed likely. Moreover, the Amendment might have other tax consequences to particular holders of Investor Certificates in light of their own circumstances. As a result, the above discussion is intended for general information only, and holders of Investor Certificates should consult their own tax advisors in determining the federal, state, local and other tax consequences of the Amendment.

CONSENTS

      Authorization of the Amendment requires the consent of holders of investor certificates representing not less than 66-2/3% of the Certificateholders' Interest (excluding from such calculation investor certificates owned by JCPR or JCPenney or any of their affiliates).

      All of the investor certificates are held in the name of Cede & Co., whose address is 55 Water Street, New York, New York 10041. Cede & Co. is the nominee name of The Depository Trust Company, which is a securities depositary engaged in, among other things, the business of effecting computerized book-entry transfers of securities deposited with its participants, which are financial institutions such as brokerage firms and banks.

PROCEDURE FOR CONSENT

      Investor Certificateholders who are holders on the Record Date should complete, sign and date the accompanying Consent in accordance with the instructions set forth therein and deliver, by mail, by hand or by telecopy, the Consent to Credit Suisse First Boston Corporation. A postage-paid envelope is enclosed for that purpose. Only a holder of such Investor Certificates (or such holder's authorized legal representative) on the Record Date may execute a Consent.

      If a Consent relates to fewer than all the Investor Certificates owned by the Investor Certificateholder providing such Consent, such Investor Certificateholder must indicate on the Consent the aggregate dollar amount of the Certificateholders' Interest of the Investor Certificates to which the Consent relates. Otherwise, the Consent will be deemed to relate to all Investor Certificates owned by such holder at the close of business on the Record Date.

      The manner of obtaining Consents and of evidencing the authorization of the execution thereof by Investor Certificateholders shall be determined by the Trustee and shall be subject to such reasonable requirements as the Trustee may prescribe.

REVOCATION OF CONSENTS

      Any Investor Certificateholder who gives its Consent to the Amendment may not revoke such Consent. Any Investor Certificateholder who opposes or abstains with respect to the Amendment on the accompanying Consent Form may revoke such opposition or abstention and give its Consent to the Amendment (by delivering to Credit Suisse First Boston Corporation such Consent on the accompanying Consent Form) at any time prior to the Solicitation Expiration Date. IF A PROPERLY EXECUTED CONSENT IS RETURNED WITH NO INSTRUCTIONS GIVEN WITH RESPECT TO THE AMENDMENT, THE CONSENT WILL BE DEEMED TO BE IN FAVOR OF SUCH AMENDMENT.

EFFECTIVE DATE OF AMENDMENT

      JCPR, JCPenney and the Trustee will execute the Amendment as soon as practicable after the Solicitation Expiration Date if the requisite number of Consents to such Amendment is obtained. The Amendment will be deemed to become effective as of the day on which the Amendment is executed, subject to receipt of confirmation from the Rating Agencies that such Amendment will not result in a reduction or withdrawal of their current rating of the Investor Certificates. After the Amendment becomes effective, it will bind all Investor Certificateholders regardless of whether they consented to the adoption of the Amendment.

OTHER MATTERS

      Directors, officers and employees of JCPR and JCPenney may engage in further solicitation of Consents by wire, mail or telephone or in person, without compensation therefor other than reimbursement of expenses.

      JCPR and JCPenney have retained Credit Suisse First Boston
Corporation to assist with the Solicitation.

      All costs of the Solicitation will be borne by JCPR and JCPenney. JCPR and/or JCPenney will pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this Solicitation Statement and the Consent Form and any related documents to the beneficial owners of the Investor Certificates held of record by such persons and in forwarding Consents to their customers.

      Consents should be sent to:

            Credit Suisse First Boston Corporation
            11 Madison Avenue
            New York, New York 10011
            Attention: Ms. Clare Conlin, Vice President
            Telecopy Number: (212) 325-8287

      If you wish to obtain additional copies of the solicitation materials, or if you have any questions regarding the solicitation materials, please telephone Clare Conlin of Credit Suisse First Boston Corporation at (212) 325-2747.

      The mailing addresses of the principal executive offices of JCPR and JCPenney are:

            JCP Receivables, Inc.
            6501 Legacy Drive, Mail Stop 1318
            Plano, Texas 75024

            J. C. Penney Company, Inc.
            6501 Legacy Drive
            Plano, Texas 75024

      These addresses are set forth in order to comply with rules of the Securities and Exchange Commission governing the Solicitation. Consents should be delivered, mailed or telecopied only to Credit Suisse First Boston Corporation at the above address. Under no circumstances should Consents be mailed to JCPR or JCPenney.

      PLEASE INDICATE YOUR CONSENT BY EXECUTING THE ENCLOSED CONSENT FORM AND RETURNING IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR BY TELECOPY. YOUR FAILURE TO ACT WILL HAVE THE SAME EFFECT AS IF YOU HAD VOTED AGAINST THE AMENDMENT.



                                                                       ANNEX A

                        JCP MASTER CREDIT CARD TRUST

                                  CONSENT
                SOLICITED ON BEHALF OF JCP RECEIVABLES, INC.
              UNDER THE MASTER POOLING AND SERVICING AGREEMENT

      The undersigned holder of 9.625% Asset Backed Certificates, Series C (the "Investor Certificates") issued by JCP Master Credit Card Trust hereby:

         __Consents to           __Opposes         __Abstains from voting on

the execution and delivery of the Amendment to the Master Pooling and Servicing Agreement, by the Trustee on its behalf, under which the Investor Certificates were issued, as set forth in the Solicitation Statement, dated ________ __, 1999 (the "Solicitation Statement"), by JCP Receivables, Inc. ("JCPR") to the holders of the Investor Certificates, which Amendment has been proposed by JCPR.

      If you indicate an amount in the following space, this Consent shall be effective with respect to only the principal amount of Investor Certificates indicated.

                        $_______________

      If you leave the preceding space blank, this Consent shall be effective with respect to all Investor Certificates of which you are the beneficial owner.

                        (Please sign and date below)

      IF THIS CONSENT IS SIGNED BUT NOT MARKED ABOVE, IT WILL BE DEEMED TO BE IN FAVOR OF THE AMENDMENT.


Signature_______________________          Date:____________, 1999

                                          Medallion Guarantee:_____________
                                          (A member firm of a U.S. stock
                                          exchange, a U.S. commercial bank
                                          or another financial institution
                                          that is a participant in the
                                          Medallion Program must witness
                                          your signature and stamp the
                                          document with the appropriate
                                          certification. A Notary Public is
                                          NOT an eligible guarantor.)

      Please date and sign as your name appears hereon and return in the enclosed envelope or by telecopy as provided in the Solicitation Statement. If acting as executor, administrator, trustee or guardian, you should so indicate when signing. If the signer is a corporation, please sign the corporate name by a duly authorized officer. If Investor Certificates are held in the name of more than one person, each holder of Investor Certificates should sign the Consent.




                               EXHIBIT INDEX

EXHIBIT NO.                       EXHIBIT                                PAGE

1                 Letter to Investor Certificateholders




                                  EXHIBIT 1

__________ __, 1999



To each holder of an interest in the 9.625%
Asset Backed Certificates, Series C
Issued by the JCP Master Credit Card Trust


Dear Investor Certificateholder:

JCP Receivables, Inc. ("JCPR") is seeking consent from Series C Investor Certificateholders to effect an amendment to the Series C transaction documents. Currently the Series C documentation does not give JCPR and
J. C. Penney the ability to effect a transfer of certain of their rights and obligations relating to the accounts and receivables in the JCP Master Credit Card Trust without further investor consent, an ability which is included in most other credit card ABS transactions.

o     The Series C Investor Certificates are scheduled to mature on June 15,
      2000.

o The principal amount of the Series C Investor Certificates is entirely collateralized by cash equivalents held in a principal funding account.

o The JCP Master Credit Card Trust, Series E, which was issued in November of 1998, does include a provision substantially the same as the proposed amendment.

o The amendment will allow JCPR and J. C. Penney to transfer such rights and obligations relating to the accounts and receivables in the JCP Master Credit Card Trust only upon the satisfaction of certain conditions, including rating agency confirmations at such time.

o The amendment is intended to establish specific procedures under the Series C documentation that will enable J. C. Penney to outsource management of its credit card operations to a well-positioned, third-party credit card provider and transfer to such provider the interest in its credit card receivables portfolio. J. C. Penney believes that any such transfer would strengthen the competitiveness of the J. C. Penney credit card and improve overall retail sales of
      J. C. Penney while preserving without material change the financing arrangement established under the JCP Master Credit Card Trust.

o JCPR and J. C. Penney believe that any such transfer permitted by the amendment will not adversely impact the Series C Investor
      Certificateholders' interest in the JCP Master Credit Card Trust in any material respect.

The amendment and the reasons why JCPR seeks your approval of the adoption of the amendment are discussed in more detail in the enclosed Solicitation Statement.

We are requesting that you consent to the proposed amendment. The requested Consent Form and the Solicitation Statement are enclosed with this letter. Please note that the Consent will not be effective until (1) holders of investor certificates evidencing undivided interests aggregating not less than 66-2/3% of the unpaid principal amount of the outstanding investor certificates issued by the Trust which are affected by the Amendment have consented to the amendment and (2) Moody's and Standard & Poor's have confirmed that the amendment will not result in a withdrawal or a downgrade of their ratings of the investor certificates.

Any holder of Series C Investor Certificates who gives its Consent to the amendment may not revoke its Consent.

Please complete and return the enclosed Consent Form to:

            Credit Suisse First Boston Corporation
            11 Madison Avenue
            New York, New York 10011
            Attention: Clare Conlin, Vice President

Please note that a Medallion Guarantee must be obtained in connection with your signature on the Consent Form.

Our objective is to obtain the requisite number of Consents prior to ____________ _____, 1999. Thank you for your assistance and cooperation. If you have any questions, please contact me.

Very truly yours,



C. A. Walther
President